Exhibit 99.2

FOR IMMEDIATE RELEASE

September 3, 2014

Huron Consulting Group Announces Private Offering

of $225 Million of Convertible Senior Notes Due 2019

CHICAGO – September 3, 2014 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced that it intends to offer, subject to market conditions and other factors, $225 million aggregate principal amount of convertible senior notes due 2019 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant an option to the initial purchasers to purchase, within a period of 13 days beginning on, and including, the date the Convertible Notes are first issued, up to an additional $25 million aggregate principal amount of Convertible Notes.

The Convertible Notes are expected to pay interest semiannually and will be convertible into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election, based on a conversion rate to be determined. The Convertible Notes will mature on October 1, 2019, unless earlier repurchased or converted in accordance with their terms prior to such date. Prior to July 1, 2019, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The interest rate, conversion rate and certain other terms of the Convertible Notes will be determined at the time of pricing of the offering.

In connection with the pricing of the Convertible Notes, the Company intends to enter into one or more privately negotiated convertible note hedge transactions with one or more of the initial purchasers or their respective affiliates (in this capacity, the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of common stock that will initially underlie the Convertible Notes sold in the offering. The Company also intends to enter into one or more separate, privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. The warrants evidenced by the warrant transactions will be settled on a net-share basis.

The convertible note hedge transactions are intended to generally reduce the potential dilution with respect to the Company’s common stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the Convertible Notes in the event that the price per share of the Company’s common stock is greater than the strike price of the convertible note hedge transactions. The warrant transactions could separately have a dilutive effect with respect to the Company’s common stock to the extent that the price per share of the Company’s common stock exceeds the strike price of the warrants evidenced by the warrant transactions.

If the initial purchasers exercise their option to purchase additional notes, the Company intends to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties, which will initially cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers.

The Company intends to use:

•	a portion of the net proceeds of the offering to fund the cost of entering into the convertible note hedge transactions (after such cost is partially offset by the proceeds that it receives from entering into the warrant transactions);

•	up to $25 million of the net proceeds of the offering to repurchase shares of the Company’s common stock concurrently with the offering; and

•	the remainder of the net proceeds of the offering for working capital and general corporate purposes.

The Company may also use a portion of the net proceeds to acquire businesses through one or more acquisitions or other strategic transactions. However, the Company has no current commitments or obligations with respect to any acquisitions or other strategic transactions.

If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional convertible note hedge transactions with the hedge counterparties (which cost will be partially offset by the proceeds that it expects to receive from entering into additional warrant transactions). The remainder of additional net proceeds will be used for working capital, acquisitions, and general corporate purposes.

The Company has been advised by the hedge counterparties that in connection with establishing their initial hedge position with respect to the convertible note hedge transactions and warrant transactions, the hedge counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock in privately negotiated transactions and/or open market transactions concurrently with, or shortly after, the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Convertible Notes at that time.

The Company has also been advised by the hedge counterparties that the hedge counterparties or their respective affiliates are likely to modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other of the Company’s securities or instruments, including the Convertible Notes in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The offer and sale of the Convertible Notes and any common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and the Convertible Notes and any such shares may not be offered or sold in the United States, or to U.S. persons, absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The convertible note hedge transactions and warrant transactions have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 425 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 350 universities and research institutions.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

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